    As filed with the Securities and Exchange Commission on November 4, 1999
                                                  Registration No. 333-________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                 NAM CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                   ----------

                 Delaware                                23-2753988
         (State of Incorporation)          (I.R.S. Employer Identification No.)

   1010 Northern Boulevard, Suite 336                       11021
         Great Neck, New York                            (Zip Code)
(Address of Principal Executive Offices)

                                   ----------

                                 NAM CORPORATION
                       AMENDED AND RESTATED 1996 INCENTIVE
                       AND NONQUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)

                                   ----------

                            Patricia Giuliani-Rheaume
                             Chief Financial Officer
                                 NAM Corporation
         1010 Northern Boulevard, Suite 336, Great Neck, New York 11021
                     (Name and Address of Agent For Service)

                                   ----------

                                 (516) 829-4343
          (Telephone Number, Including Area Code, of Agent For Service)

                                   ----------

                  Please send copies of all communications to:
                             Robert S. Matlin, Esq.
                               Eric M. Roth, Esq.
                           Camhy Karlinsky & Stein LLP
                  1740 Broadway, New York, New York 10019-4315
                                 (212) 977-6600

                                   ----------

CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
                                            Proposed Maximum     Proposed Maximum
  Title of Securities     Amount to be       Offering Price     Aggregate Offering       Amount of
    to be Registered       Registered       Per Share (1)(2)       Price (1)(2)       Registration Fee
-------------------------------------------------------------------------------------------------------
     Common Stock,
    $.001 par value     1,250,000 shares        $6.1875             $7,734,375             $2,150
-------------------------------------------------------------------------------------------------------
=======================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the average of the high and low prices of the shares of the Common Stock as reported by the Nasdaq SmallCap Market on November 1, 1999.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The Contents of the Registration Statement on Form S-8 (File No. 333-66893), filed with the Commission on November 6, 1998, are hereby incorporated by reference, except as revised below.

Item 3.  Incorporation of Certain Documents by Reference.

                  The following documents, heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act"), are hereby incorporated by reference:

                  (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999;

                  (b) the Company's Proxy Statement, filed October 27, 1999, relating to the Annual Meeting of Shareholders held on December 17, 1999;

                  (c) the Company's Registration Statement on Form 8-A/A, filed on October 26, 1996; and

                  (d) all other reports filed by the Company pursuant to 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

                  The following is a complete list of exhibits filed as a part of this Registration Statement:

                  Exhibit No.    Document
                  -----------    --------

                     4.1 Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan.

                     5.1 Opinion of Camhy Karlinsky & Stein LLP regarding the legality of shares of Common Stock being registered.

                     23.1        Consent of Grant Thornton LLP.

                     23.2 Consent of Camhy Karlinsky & Stein LLP (included in Exhibit 5.1).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Great Neck, State of New York, on November 4, 1999.

                     NAM CORPORATION


                By:  /s/ Roy Israel
                     -------------------------------------------------------
                     Roy Israel, Chairman of the Board, President and Chief Executive Officer


                By:  /s/ Patricia Giuliani-Rheaume
                     --------------------------------------------------------
                     Patricia Giuliani-Rheaume, Vice President, Treasurer and Chief Financial Officer















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